UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 20, 2022

Concentrix ServiceSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35108	81-0578975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

707 17th Street, 25th Floor, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 889-8500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SREV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note
As previously disclosed, ServiceSource International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated May 6, 2022, by and among the Company, Concentrix Corporation, a Delaware corporation (“Parent”), and Concentrix Merger Sub, Inc., a Delaware corporation (“Acquisition Sub”). The Merger Agreement provided that, subject to its terms and conditions, Acquisition Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger under the name “Concentrix ServiceSource Inc.” as the surviving corporation and becoming a wholly owned subsidiary of Parent. On July 20, 2022, the Merger was consummated.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the Merger, on July 20, 2022, the Company terminated all commitments and repaid all amounts outstanding under that certain Loan and Security Agreement, dated as of July 23, 2021, by and among the Company and ServiceSource Delaware, Inc., as borrowers, and Bank of America, N.A., as lender.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As a result of the Merger, except as otherwise provided in the Merger Agreement, each share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive $1.50 per share in cash, without interest (the “Merger Consideration”).
Pursuant to the Merger Agreement, at the Effective Time:
•each Company stock option, whether or not vested, automatically and without any required action on the part of the holder thereof, vested (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Company stock option) was cancelled and, if the exercise price per share was less than the Merger Consideration, was converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such option, multiplied by (ii) the total number of shares of Common Stock underlying such option; if the exercise price per share was equal to or greater than the Merger Consideration, such option if not exercised was cancelled without any cash payment or other consideration being made in respect thereof;
•each then-outstanding Company restricted stock unit (“RSU”) was automatically and without any required action on the part of the holder thereof, assumed by Parent and converted into the right to receive an amount of cash, without interest, equal to the product of (i) the total number of shares of Common Stock underlying such RSU, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), and each converted RSU held by an individual who was expected to be a continuing employee continued to be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Merger, including payment terms and remaining vesting conditions, but with vesting terms adjusted for any right to accelerated vesting that may apply after the Effective Time under the terms of any Company equity plan, equity award agreement, or Company severance plan currently in effect that was applicable;
•each then-outstanding Company performance stock unit (“PSU”) was automatically and without any required action on the part of the holder thereof, assumed by Parent and converted into the right to receive an amount of cash, without interest, equal to the product of (i) the total number of shares of Common Stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the date of the Merger) as determined by the board of directors of the Company or a committee thereof after consultation with Parent, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), and each converted PSU held by an individual who was expected to be a continuing employee generally continued to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Merger (aside from terms related to performance vesting that no longer apply following the Effective Time), including payment terms and remaining time-vesting conditions, but with vesting terms adjusted for any right to accelerated vesting that may apply after the Effective Time under the terms of any Company equity plan, equity award agreement, or Company severance plan currently in effect that may be applicable; and
•each RSU and PSU held by an individual (whether an employee, non-employee director, or independent contractor) who was not expected to be a continuing employee, automatically and without any required action on the part of the holder thereof, vested (if unvested) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration or PSU Consideration, as applicable.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 9, 2022 and is incorporated by reference herein.
The information set forth in the Introductory Note above is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, on July 20, 2022, the Company notified The Nasdaq Stock Market LLC (“NASDAQ”) that the Merger had been completed and requested that NASDAQ (1) suspend trading of the Common Stock on NASDAQ, (2) withdraw the Common Stock from listing on NASDAQ and (3) file with the SEC a notification of removal from listing on Form 25 to delist the Common Stock from NASDAQ. The Common Stock ceased trading following the close of business on July 20, 2022 and is no longer listed on NASDAQ.
Additionally, the Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act with respect to the Common Stock as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Upon completion of the Merger, each holder of Common Stock immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.
Item 5.01 Changes in Control of Registrant.
As a result of the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Pursuant to the Merger Agreement, effective as of, and immediately following the Effective Time, the board of directors of the Company consisted of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Company until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company. As of the Effective Time, the directors of the Company are Jane C. Fogarty and Andrew A. Farwig.

Pursuant to the Merger Agreement, from and after the Effective Time the officers of Acquisition Sub at the Effective Time became the officers of the Company, until their respective successors are duly elected or appointed and qualified in accordance with applicable law. As of the Effective Time, the officers of the Company are:

Name	Title
Christopher A. Caldwell	Chief Executive Officer and President
Andre S. Valentine	Chief Financial Officer
Jane C. Fogarty	Executive Vice President, Legal and Corporate Secretary
Andrew A. Farwig	Global Vice President, Corporate Governance and Assistant Corporate Secretary
Erin D. Bonta-Lewis	Vice President, Tax and Tax Counsel
David R. Wiedwald	Vice President and Treasurer
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.
Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated to be identical to the bylaws of Acquisition Sub, until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Company and the General Corporation Law of the State of Delaware, except that the name of the Company is “Concentrix ServiceSource Inc.” A copy of the bylaws is filed as Exhibits 3.1 to this Current Report and is incorporated herein by reference.
Item 8.01 Other Events
On July 20, 2022, Parent issued a press release announcing the consummation of the Merger. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated by reference in this Item 8.01.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Bylaws of Concentrix ServiceSource Inc.

99.1	Press release dated July 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2022	Concentrix ServiceSource Inc.

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal